UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2020

Diego Pellicer Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55815	33-1223037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6160 Plumas Street, Suite 100, Reno, Nevada 89519

Registrant’s telephone number, including area code: (516) 900-3799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Item 7.01 Regulation FD Disclosure.

Diego Pellicer Worldwide, Inc. (“Registrant”) executed a Sublease Termination Agreement on October 16, 2020, pursuant to which Registrant’s subleases with Royal Asset Management, LLC (“RAM”) and Venture Product Consulting, LLC (“VPC”), respectively, over the Elizabeth Street facility located in Denver were terminated (the “Agreement”). As part of this Agreement, RAM executed and delivered to Registrant a promissory note, in the principal amount of $1,418,480, representing deferred rent due. Conjunctively, VPC executed and delivered to Registrant its promissory note in the principal amount of $64,344, also representing past due rent. In addition, RAM agreed to pay to Registrant an aggregate $543,916 in 46 monthly payments as scheduled in the terminated sublease (“Future Rent Payments”), provided, however, that no monthly rent payment will be due Registrant in any month that RAM’s gross revenue and taxes are less than $725,000 derived from its Alameda Street retail marijuana operations, located in Denver.

This promissory note debt and the Future Rent Payments become due and payable upon the earlier date of (i) the consummation of a merger between Registrant and RAM; (ii) one business day following receipt by Registrant of a notice from RAM/VPC that they are terminating merger discussions, or (iii) 18 months following the date of the Agreement if Registrant sends written notice to RAM/VPC that it is terminating all merger discussions (the “Maturity Date”).

Readers are cautioned not to rely upon the foregoing summary but to read the full Agreement and exhibits attached to this current report.

Registrant released a news report on October 21, 2020, announcing the Agreement, a copy of which is attached to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Copy of Sublease Termination Agreement, dated as of October 1, 2020
99.1	Copy of News Release issued by Registrant on October 22, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diego Pellicer Worldwide, Inc.

Date: October 22, 2020	By:	/s/ Chris Strachan
Chief Financial Officer

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